             FIFTH AMENDMENT TO REIMBURSEMENT AGREEMENT


         THIS FIFTH AMENDMENT TO REIMBURSEMENT AGREEMENT, dated as of September 24, 1997 (this "Amendment"), is by and between THE LANDOVER COMPANY, a Pennsylvania corporation (the "Company"), and NBD BANK, a Michigan banking corporation formerly known as NBD Bank, N.A. (the "Bank").

                              RECITALS

         A. The Company and the Bank have entered into that certain Reimbursement Agreement, dated as of August 1, 1991, as previously amended pursuant to that certain letter agreement, dated December 30, 1991 and pursuant to: (1) that certain Second Amendment to Reimbursement Agreement dated March 1, 1993; (2) that certain Third Amendment to Reimbursement Agreement dated December 15, 1994; and (3) that certain Fourth Amendment to Reimbursement Agreement dated September 30, 1995 (as amended, the "Reimbursement Agreement").

         B. The Company has requested that the stated expiry date of the letter of credit issued in connection with the Reimbursement Agreement be extended to September 30, 1998, and in connection with such request the parties desire to amend the Reimbursement Agreement as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the promises and of the mutual agreements herein and in the Reimbursement Agreement contained, the parties hereto agree as follows:

                 ARTICLE 1. AMENDMENTS TO REIMBURSEMENT AGREEMENT

         The Reimbursement Agreement hereby is amended as follows:

                    1.1 Section 1.01 is hereby amended by deleting the reference therein to "September 30, 1996", (as substituted therein pursuant to the Fourth Amendment to Reimbursement Agreement referenced above) and substituting in its place "September 30, 1998."

         1.2 The first paragraph of Section 1.02(b) is hereby deleted in its entirety and the following substituted in its place:

                             (b) The Company further agrees to pay to the
                    Bank a commission with respect to the Letter of Credit (the "Commission"), computed at the rate of one percent (1%) per annum (the "Commission Rate") on the maximum amount available to be drawn from time to time under the Letter of Credit in accordance with the terms thereof from and including the date of issuance or extension of the Letter of Credit to and






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                     including the last day a drawing is available under
                     the Letter of Credit (the "Termination Date"). Such maximum amount shall include any amount subject to reinstatement under the terms of the Letter of Credit.

                     1.3 The first paragraph of Section 4.01(g) is amended to read in full as follows:

                               (g) Optional Redemption of the Bonds.
                     Exercise its option to call the Bonds for redemption pursuant to Section 2.03(a) of the Indenture so that the Bonds are redeemed in part on the following dates and in the following amounts:

                              January 1                                Amount
                              ---------                                 ------

                              2000                                      $500,000
                              2001                                       500,000
                              2002                                       500,000
                              2003                                       500,000
                              2004                                       500,000
                              2005                                       500,000
                              2006                                       500,000
                              2007                                       500,000
                              2008                                       500,000

              ARTICLE 2. REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Amendment, the Company represents and warrants to the Bank that:

         2.1 The execution, delivery and performance of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of its Articles of Incorporation or By-laws, or of any contract or undertaking to which the Company is a party or by which it or its property is or may be bound or affected.

         2.2 This Amendment is legal, valid and binding and enforceable in accordance with its terms.

         2.3 No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any non-governmental person or entity, including without limitation any creditor or stockholder of the Company, is required on the part of the Company in connection with the execution, delivery and performance of this Amendment or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.

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         2.4 After giving effect to the amendments contained in Article 1 of this Amendment, the representations and warranties contained in the Reimbursement Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                      ARTICLE 3. MISCELLANEOUS

         3.1 All references to the Reimbursement Agreement in any Security Document or any other document, instrument or certificate referred to in the Reimbursement Agreement or delivered in connection with or pursuant hereto, hereafter shall be deemed references to the Reimbursement Agreement, as amended hereby.

         3.2 The Security Documents, any and all certificates executed pursuant to the Reimbursement Agreement or in connection therewith and, subject to the amendments herein provided, the Reimbursement Agreement shall in all respects continue in full force and effect.

         3.3 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Reimbursement Agreement.

         3.4 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

         3.5 The Company agrees to pay the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel for the Bank, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby, and in connection with advising the Bank as to its rights and responsibilities with respect thereto.

         3.6 This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

                                        3






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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

                                              THE LANDOVER COMPANY

                                              By: /s/ John H. Wert, Jr.
                                                  ------------------------------
                                                        Its: Secretary/Treasurer
                                                            --------------------
                                              NBD BANK

                                              By: /s/ William C. Goodhugh
                                                  ------------------------------
                                                        Its Vice President








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